Exhibit 22

GUARANTEED SECURITIES

Pursuant to Item 601(b)(22) of Regulation S-K, set forth below are securities issued by NextEra Energy Capital Holdings, Inc. (Issuer) and guaranteed by NextEra Energy, Inc. (Guarantor).

Issued under the Indenture (For Unsecured Debt Securities), dated as of June 1, 1999

3.625% Debentures, Series due June 15, 2023

Series I Debentures due September 1, 2021

3.55% Debentures, Series due May 1, 2027

2.80% Debentures, Series due January 15, 2023

Floating Rate Debentures, Series due May 4, 2021

Floating Rate Debentures, Series due August 28, 2021

Floating Rate Debentures, Series due February 25, 2022

2.90% Debentures, Series due April 1, 2022

3.15% Debentures, Series due April 1, 2024

3.25% Debentures, Series due April 1, 2026

3.50% Debentures, Series due April 1, 2029

Series J Debentures due September 1, 2024

2.75% Debentures, Series due November 1, 2029

1.95% Debentures, Series due September 1, 2022

Series K Debentures due March 1, 2025

2.75% Debentures, Series due May 1, 2025

2.25% Debentures, Series due June 1, 2030

Series L Debentures, Series due September 1, 2025

Floating Rate Debentures, Series due February 22, 2023

0.65% Debentures, Series due March 1, 2023

Floating Rate Debentures, Series due March 1, 2023

Issued under the Indenture (For Unsecured Subordinated Debt Securities), dated as of June 1, 2006

Series B Enhanced Junior Subordinated Debentures due 2066

Series C Junior Subordinated Debentures due 2067

Series K Junior Subordinated Debentures due June 1, 2076

Series L Junior Subordinated Debentures due September 29, 2057

Series M Junior Subordinated Debentures due December 1, 2077

Series N Junior Subordinated Debentures due March 1, 2079

Series O Junior Subordinated Debentures due May 1, 2079